Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of John Marshall Bancorp, Inc. of our report dated March 28, 2025, relating to the consolidated financial statements of John Marshall Bancorp, Inc. appearing in the Annual Report on Form 10-K of John Marshall Bancorp, Inc. for the year-ended December 31, 2024. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia

May 22, 2025